Joint Filer Information
Name:
KKR 1996 GP LLC

Johannes Huth
KKR Associates 1996, L.P.
Michael W. Michelson
KKR 1996 Fund L.P.
Alexander Navab
KKR-ZT, L.L.C.
Paul E. Raether
Todd A. Fisher
Neil A. Richardson
Edward A. Gilhuly
Scott M. Stuart
Perry Golkin
Henry R. Kravis
George R. Roberts
Address:
 9 West 57th Street
 New York, NY 10019

Designated Filer:
KKR 1996 GP LLC

Issuer and Ticker Symbol:
 Zhone Technologies, Inc.  (ZHNE)

Date of Event Requiring Statement:
November 13, 2003
Pursuant to a merger agreement between ZTI Merger Subsidiary III, Inc. (formerly known as Zhone
Technologies, Inc.) and Zhone Technologies, Inc. (formerly known as Tellium, Inc.), KKR-ZT, L.L.C.
acquired 8,959,375 shares of Common Stock of Zhone Technologies, Inc. (formerly known as Tellium, Inc.).
The shares of Common Stock of the Issuer reported on this Form 3 are held of record by KKR-ZT, L.L.C.
As the senior member of KKR-ZT, L.L.C., KKR 1996 Fund L.P. may be deemed to be the beneficial owner of such shares of common stock of the Issuer held by KKR-ZT, L.L.C  As the sole general partner of KKR
1996 Fund L.P., KKR Associates 1996, L.P. may be deemed to be the beneficial owner of such shares of common stock of the Issuer held by KKR-ZT, L.L.C.  As the sole general partner of KKR Associates 1996,
L.P., KKR 1996 GP LLC also may be deemed to be the beneficial owner of such shares of common stock of the Issuer held by KKR-ZT, L.L.C.
KKR 1996 GP LLC is a Delaware limited liability company, the managing members of which are Messrs.
Henry R. Kravis and George R. Roberts, and the other members of which are the individual Reporting
Persons named above and Mr. James H. Greene, Jr.  Each of the individual Reporting Persons may be deemed to share beneficial ownership of any shares of common stock of the Issuer that KKR 1996 GP LLC may beneficially own or be deemed to beneficially own, but disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.  The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, the individual Reporting Persons are the beneficial owners of all such equity securities covered by this statement.
Each of the Reporting Persons listed above hereby designates KKR 1996 GP LLC as its designated filer of
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

/s/ Richard J. Kreider
By Richard J. Kreider
Attorney-In-Fact for the Reporting Persons